SUB ITEM 77Q1(d)


An Amendment dated November 18, 2008, to the Amended and Restated Declaration of Trust, dated December 16, 2004, is contained in Post Effective Amendment No. 68 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 26, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.